Exhibit 21.1

Fair Isaac Corporation
Subsidiaries

Name of Company	Jurisdiction of Incorporation/Organization

HNC Software LLC (1)	Delaware
Infoglide Software Corporation (1)	Delaware
Fair Isaac Holdings, Inc. (1)	Delaware
Data Research Technologies, Inc. (2)	Minnesota
Fair Isaac Credit Services, Inc. (2)	Delaware
Fair Isaac Network, Inc. (2)	Delaware
CR Software, LLC (2)	Virginia
myFICO Consumer Services Inc. (2)	Delaware
Blade, Inc. (2)	Delaware
Entiera, Inc. (1)	Delaware
Entiera Solutions Company Limited (3)	Thailand
Fair Isaac International Corporation (1)	California
Fair Isaac Hong Kong Limited (4)	Hong Kong
Fair Isaac Canada, Ltd. (4)	Canada
Fair Isaac Asia Pacific Corp. (4)	Delaware
Fair Isaac Japan G.K. (5)	Japan
Fair Isaac Brazil, LLC (4)	Delaware
Fair Isaac do Brasil Ltda. (6)	Brazil
Fair Isaac Asia Holdings, Inc. (4)	Minnesota
Fair Isaac Information Technology (Beijing) Co., Ltd. (7)	China
Fair Isaac India Software Private Limited (8)	India
Fair Isaac UK Holdings, Inc. (4)	Delaware
Fair Isaac UK Investment Holdings LP (9)	England and Wales
Fair Isaac (Singapore) Pte. Ltd. (10)	Singapore
Fair Isaac UK Group Limited (10)	England and Wales
Fair Isaac UK International Holdings Ltd. (11) (formerly, Fair Isaac Africa Ltd.)	England and Wales
Fair Isaac Software Holdings Limited (12)	England and Wales
Fair Isaac Chile Software and Services Ltda. (13)	Chile
Fair Isaac South Africa (Pty) Ltd (14)	South Africa
Fair Isaac Services Limited (14)	England and Wales
Fair Isaac (Adeptra) Limited (14)	England and Wales
Fair Isaac Germany GmbH (14)	Germany
Fair Isaac Europe Limited (14)	England and Wales
Fair Isaac Turkey Software and Consultancy Services Limited Sirketi (15)	Turkey
Fair Isaac Lithuania, UAB (15)	Lithuania
Fair Isaac Italy S.r.l. (15)	Italy
Fair Isaac Polska sp. z.o.o. (15)	Poland

Exhibit 21.1

Fair Isaac Nordics AB (15)	Sweden
Fair Isaac (ASPAC) Pte. Ltd. (14)	Singapore
Fair Isaac (Australia) Pty Ltd (16)	Australia
Fair Isaac (Thailand) Co., Ltd. (17)	Thailand
Fair Isaac WBR Limited Liability Company (18)	Russia

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Footnotes:

(1)	100% owned by Fair Isaac Corporation

(2)	100% owned by Fair Isaac Holdings, Inc.

(3)	99.99% owned by Entiera, Inc., .005% owned by Fair Isaac Asia Holdings, Inc. and .005% owned by Fair Isaac Asia Pacific Corp.- In liquidation

(4)	100% owned by Fair Isaac International Corporation

(5)	100% owned by Fair Isaac Asia Pacific Corp.

(6)	99% owned by Fair Isaac International Corporation and 1% owned by Fair Isaac Brazil, LLC

(7)	100% owned by Fair Isaac Asia Holdings, Inc.

(8)	99.99% owned by Fair Isaac International Corporation and .01% owned by Fair Isaac Corporation

(9)	99.99% owned by FI UK Holdings, Inc. and .01% owned by Fair Isaac International Corporation

(10)	100% owned by Fair Isaac Investment Holdings LP

(11)	100% owned by Fair Isaac UK Group Limited

(12)	100% owned by Fair Isaac UK International Holdings Ltd.

(13)	99.98% owned by Fair Isaac Software Holdings Limited and .02% owned by Fair Isaac Services Limited

(14)	100% owned by Fair Isaac Software Holdings Limited

(15)	100% owned by Fair Isaac Europe Limited

(16)	100% owned by Fair Isaac (ASPAC) Pte. Ltd.

(17)	99.98% owned by Fair Isaac International Corporation, .01% owned by Fair Isaac Asia Holdings, Inc. and .01% owned by Fair Isaac Asia Pacific Corp.

(18)	99% owned by Fair Isaac International Corporation and 1% owned by Fair Isaac Corporation

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